UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Cannae Holdings, Inc.

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Setting the Record Straight Vote FOR Cannae’s four Directors on the WHITE proxy card. November 20, 2025

Carronade is attempting to take credit for Cannae's existing strategic plan

CANNAE HOLDINGS, INC.

Carronade offers no original ideas, only a demand that Cannae continue the strategy we announced in February 2024 – long before Carronade purchased its first shares of Cannae – and which has already delivered cost reductions, capital returns, and governance enhancements.

Source: Carronade investor presentation

	Key Initiatives	Intended Results	*Already executed*
Months 1-12	1 Reduce costs, align incentives	▪ Target ~1.5% corporate overhead as % of AUM, including SBC ▪ Convert MSA termination fee cash payments into performance-based stock compensation ▪ **Potential upside of 13%, assuming current overhead 'multiple'**	✓ Terminated external management agreement in Feb 2024, reducing ongoing management fees by 81% ✓ Shifted majority of executive compensation to restricted stock to directly align incentives with shareholder returns
	2 Spin of public holdings to collapse discount	▪ Signals commitment to address share price underperformance ▪ Forces re-rating of remaining holdings ▪ Tax efficient distribution of capital to shareholders ▪ **Potential upside of 4%**	✓ Sold ~$1.1 billion in public investments over the last 21 months to transform portfolio ✓ Returned >$540 million to shareholders since Feb 2024 via tender offer, buybacks, and dividends
	3 Improved Accountability and Governance	▪ Enhanced Board oversight and adoption of governance best practices ▪ Improved shareholder confidence in value realization plan, set concrete targets for performance ▪ **Potential upside of 12%**	✓ Appointed 3 new independent directors since 2024, who serve on key oversight committees ✓ Initiated the process to declassify the Board, subject to shareholder approval

Cannae's transformation has driven strong operating performance, capital returns, and governance enhancements, laying the groundwork for long-term value creation

CANNAE HOLDINGS INVESTOR PRESENTATION | 1

Carronade’s governance arguments are contradicted by their own data Source: Carronade investor presentation Carronade’s false narrative: “No refreshment” Accurate math undermines Carronade’s claims – Contrary to Carronade’s claims, we have added 4 new Claim: Claim: directors in the last 5 years, representing 33% of the Board. Consequently, its assertion that 10 of 12 directors have served for over 5 years is incorrect and misleading Carronade’s own data supports Cannae’s This data argues for supporting the Board fit-for-purpose Board: – Carronade’s own analysis inadvertently validates our Board’s quality: 8 directors possess public board experience outside of Directors with Board roles in Directors deemed the “Foley entities”, and 10 meet the independence standards public, non-Foley Entities: independent by the NYSE: of the NYSE 8 10 Cannae maintains a highly independent, fit-for-purpose Board with extensive public company leadership experience CANNAE HOLDINGS INVESTOR PRESENTATION | 2 Carronade footnote 1: Excludes directors who serves as a director at predecessor companies FNF/FNFV

Carronade ignores our governance evolution

CANNAE HOLDINGS, INC.

Establishing the foundation			Maturation and oversight				Strengthening independence	
2017	2018	2019	2020	2021	2022	2023	2024	2025

2017
- Cannae spins off as an independent public company
- Initial Board consists of 6 directors

2018
- ✓ Establishes independent committees:
  - Audit,
  - Compensation, and
  - Nominating/Governance

Board expands to 8 directors with the additions of:
- ✓ Richard Massey, a successful investor with strong financial experience
- ✓ Erika Meinhardt, our first female director, a proven operational executive

2019

Board expands to 9 directors with the addition of Mark Linehan, a seasoned real estate executive (CEO of Wynmark)

2020
- ✓ Appoints Lead Independent Director to strengthen independent oversight

2021
- ✓ Formalizes oversight of ESG, cybersecurity, and human capital risks

Board expands to 11 directors with the additions of:
- ✓ Barry Moullet, an accomplished restaurant and foodservice leader to guide our restaurant holdings which face lasting operational challenges stemming from the pandemic
- ✓ David Aung, a proven investment professional

2023
- ✓ Appoints new Lead Independent Director
- ✓ Establishes Related Person Transaction Committee

2024

Board appoints new director, Doug Ammerman, a highly-qualified financial and audit expert

2025
- ✓ Appoints Independent Chair and new CEO
- ✓ Transitions Mr. Foley to Vice Chair
- ✓ Expands size of Related Person Transaction Committee to 4
- ✓ Board supports declassification process

Board expands to 12 directors with the additions of:
- ✓ William Royan, a proven investor with strong governance experience (former Head of Governance & Relationship Investing at OTTP[1])
- ✓ Woodrow Tyler, a successful portfolio manager (CIO, Detroit Police & Fire Pension)

Cannae's governance structure has consistently evolved and matured since 2017.
We wanted Carronade to be part of this evolution via settlement and director appointments. They refused.

1: Ontario Teachers' Pension Plan

CANNAE HOLDINGS INVESTOR PRESENTATION | 3

Carronade's demands would disrupt our progress, putting shareholder value at risk

CANNAE HOLDINGS, INC.

Carronade jeopardizes shareholders' future

- **Carronade's criticisms are backward-looking** and ignore the significant structural and long-tailed initiatives the Board began implementing in February 2024
- **Carronade's demands to spin our public holdings** ignore critical consequences directly risking shareholder value by, 1) eliminating significant tax-loss benefits, 2) restricting liquidity, and 3) increasing risk for shareholders, as such a distribution would put downward pressure on these stocks as investors attempt to liquidate their positions
- **Carronade's nominees are unqualified** – their backgrounds reveal a bias for short-term tactics, not long-term strategy:
  - Their experience is in distressed debt and restructuring, and they are now trying to use that same playbook here—demanding spin-offs for short-term gains instead of helping to build long-term value
  - They lack the essential skills needed in business building and corporate governance to provide effective oversight of our portfolio:

	Dennis Prieto	Mona Aboelnaga	Benjamin Duster	Chérie Schaible
Unqualified	× No public company leadership or board experience	× No relevant sector expertise — generalist investment background	× No public company leadership experience — history of short-term board stints (12 boards in 15 years)	× No public company board or leadership experience
	× Career focused on distressed debt and restructuring at Aurelius Capital – irrelevant to Cannae's permanent capital model	× Poor track record, including a failed CEO role and Board service at companies that significantly underperformed benchmarks	× Served as director at Republic First Bancorp when it was seized by regulators and filed for bankruptcy	× Limited legal background at private companies — no industry relevance to Cannae's portfolio
Inappropriately Interconnected	× Significant professional overlap with Carronade's principal, raising concerns about independence and alignment with all shareholders	× Serves alongside Ben Duster as senior advisors at Jon F. Weber & Co., which focuses on restructuring matters	× Serves alongside Mona Aboelnaga as senior advisors at Jon F. Weber & Co., which focuses on restructuring matters	× Connections to restructuring networks aligned with Carronade, but misaligned with Cannae's needs

CANNAE HOLDINGS INVESTOR PRESENTATION | 4

Carronade relies on arbitrary upside multiples, factually incorrect data, and double-counting

CANNAE HOLDINGS, INC.

Carronade footnote: *"Optimize Tax Loss" is a potential upside of selling ALIT, SST, and PSFE instead of spinning them and carrying capital losses back to offset DAY gains*

Source: Carronade investor presentation



Shareholder Value Plan
Current Price
Align Incentives
Spin Public Stakes
Improved Governance
12mo Target Price
PE NAV Support
Confidence Rebuilt
Optimize Tax Loss
24mo Target
$30.00
$28.00
$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$17.88
$2.39
$0.76
$2.19
$23.23
$2.11
$1.09
$1.48
$27.91
1
2
3
4
5

Carronade's only "novel" idea – spinning off the public stakes of our portfolio companies – would provide less value than the plan we are executing

Additional Carronade footnotes: Source: Bloomberg, Company Filings and Carronade analysis as of 10/31/2025.
"Align Incentives" assumes overhead cost savings (CNNE cash compensation plus Stock Based Compensation) targeting 1.5% of NAV and then capitalized at the current Discount/Overhead Cost multiple and assumes conversion of remaining Trasimene termination fees into a one-time share grant to management. Detail provided on page 64.
"Spin Public Stakes" assumes spin out of 100% of shares in ALIT, SST and PSFE to shareholders. Detail provided on page 65.
"Improved Governance" assumes investor confidence partially rebuilt as new strategy and increased Board accountability reduce NAV discount on remaining assets to -15%. Detail Provided on page 66. "PE NAV Support" assumes exit of small minority positions in CSI and Amerilife at GAV and re-marking BFKE to 3.0x LQA sales, all assuming NOLs can offset gains.
"Confidence Rebuilt" assumes NAV discount on remaining assets to -10%.

1. Carronade's corporate overhead plan ignores the significant progress we've already made to optimize our expense base. It also assumes the conversion of the remaining Trasimene termination fees into a one-time share grant – something Cannae does not have the authority to unilaterally alter
2. Carronade's only new idea amounts to spinning out our public holdings – a woefully inefficient tax strategy – which, by Carronade's own math, would also have the smallest economic impact of all their purported "key initiatives"
3. A durable 12% increase in market cap from electing Carronade's nominees is not an economically-grounded analysis
4. Achieving "PE NAV Support" requires deep operational expertise in our specific sectors (Sports, Tech, Restaurants); none of Carronade's nominees have relevant experience to drive valuation growth in our portfolio
5. Carronade's valuation bridge adds value for both "spinning" public stakes and "Optimizing Tax Losses" via sale – a mathematical impossibility

CANNAE HOLDINGS INVESTOR PRESENTATION | 5

Carronade’s compensation & fee analysis is misleading Carronade’s analysis ignores key facts to reach conclusions Source: Carronade investor presentation – ISIP, MIP, and external management fees have all been terminated and have no impact on our cost structure moving Carronade ignores that ISIP and MIP, which were performance-based compensation forward on historical investment gains, account for over $330 million in payments – Trasimene’s carry was laddered – paying out below market (15%) for gains less 1 than 2.0 MOIC , and at market (20%) on the portion of gains above 2.0 MOIC – Carronade ignores the fact that fully half of all management fees paid – ISIP and MIP – could only have become payable only if Cannae shareholders realized gains CANNAE HOLDINGS INVESTOR PRESENTATION | 6 1: Multiple on invested capital

Carronade miscalculates mark-to-market returns Source: Carronade investor presentation Miscalculating mark-to-market returns does not make Carronade’s error the new reality – Carronade compares realized returns with unrealized holdings, and deducts ISIP and MIP payments, then excludes over $700 million of Gross Fair Value to falsely arrive at its conclusion that Cannae has performed poorly – Additionally, Cannae has recovered more than 2.7x its original investment in Amerilife and holds equity of ~$90 million CANNAE HOLDINGS INVESTOR PRESENTATION | 7

FORWARD-LOOKING STATEMENT This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, beliefs, plans, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management, including statements about our buyback program, the impact of our actions on shareholder value and net asset value, and our ability to implement our plans. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: risks associated with our ability to successfully operate businesses outside our traditional areas of focus; changes in general economic, business and political conditions, including among others, consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence, foreign currency exchange rates, commodity prices, inflation levels, changes in trade policy, tariffs on goods, and supply chain disruptions; risks associated with the Investment Company Act of 1940; risks associated with our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; risks related to the externalization of certain of our management functions to an external manager, and risks associated with being the subject of a proxy contest. This presentation should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Cannae Holdings, Inc.’s (“Cannae”) Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission (the “SEC”). Statements and case studies contained herein relate to (i) Fidelity National Financial, Inc. (“FNF”), (ii) Fidelity National Information Services, Inc. (“FIS”), (iii) Alight, Inc. (“ALIT”) (iv) Paysafe Limited (“PSFE”), (v) Dayforce, Inc. (“DAY”), (vi) Dun & Bradstreet Holdings, Inc. (“DNB”), (vii) System1, Inc. (“SST”), (viii) F&G Annuities & Life, Inc. (“F&G” or “FG”), and/or (ix) Black Knight Football Club US, LP (“BKFC”, or “Black Knight Football”), and/or (x) the historical performance of certain securities noted throughout this document as some of these securities are no longer available for purchase. An investment in Cannae is not an investment in any of these securities. The historical stock price performance of these securities is not necessarily indicative of future performance of Cannae. Past stock price performance and rate of return of common stock of Cannae may not be indicative of future performance.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT Cannae has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from Cannae’s shareholders for Cannae’s 2025 annual meeting of shareholders. CANNAE’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ CANNAE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that Cannae files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of Cannae’s website at https://www.cannaeholdings.com/financial-information/sec-filings.